EXHIBIT 99.1

Tuesday Morning Corporation Revises Fiscal 2011 Annual Guidance

DALLAS, June 15, 2011 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES) today announced revised guidance for the fiscal year ending June 30, 2011. Total net sales for the year ending June 30, 2011 are now expected to be in the range of $820 million to $830 million and comparable store sales are expected to be slightly negative for the full year of fiscal 2011. Diluted earnings, based on these sales results, are now expected to be approximately $0.25 to $0.30 per share for fiscal 2011.

"We project to be debt free with a solid cash position at year end; however, we are revising our guidance due to the disappointing start of June sales through this past weekend," said Kathleen Mason, President and Chief Executive Officer. "Food and fuel inflation, combined with the challenging housing market, has affected our customers' disposable income. The resulting pull back in discretionary spending has impacted the incremental portion of our sales. Despite this, our balance sheet remains strong and we continue to generate earnings and positive cash flow for fiscal 2011."

Tuesday Morning will announce fourth quarter and fiscal 2011 sales results on July 12, 2011.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 840 stores in 41 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other "forward-looking" information.

Reference is hereby made to "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2010 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

CONTACT: Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7299

         Farah Soi
         ICR, LLC
         203-682-8200